UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: September 6, 2007 (Date of earliest event reported: September 1, 2007)
LAZY DAYS’ R.V. CENTER, INC. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Florida (State or other jurisdiction of incorporation)	333-114210 (Commission File Number)	59-1764794 (IRS Employer Identification No.)
6130 Lazy Days Boulevard Seffner, Florida 33584-2968 (Address of Principal Executive Offices, including Zip Code)
(800) 626-7800 (Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
*     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
*      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
*     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
*     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

On September 1, 2007, the Board of Directors of Lazy Days’ R.V. Center, Inc. (the “Company”) appointed Randall (“Randy”) Lay to serve as the Company’s Chief Financial Officer replacing Mike Savati, a Director of the Company, who served as the Company’s Interim Chief Financial Officer since April 2007.  Mr. Lay has over 27 years of financial and business experience and has held a number of high level positions in the telecommunications industry including President, CEO and Director of Access Global Holdings; Senior Vice President and Chief Financial Officer of Metromedia Fiber Network and Director of Financial Planning at United Technologies.

A copy of the press release dated September 6, 2007 announcing the appointment of Mr. Lay is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)The following item is included as an Exhibit to this report:

Exhibit 99.1 Press release dated as of September 6, 2007.

Exhibit 10.43 Compensation Agreement with Randall Lay dated September 1, 2007

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 6, 2007

LAZY DAYS’ R.V. CENTER, INC.

By:          /s/ John Horton___________________
Name:     John Horton
Title:       Chief Executive Officer